[DFT Logo]
Fourth Quarter 2011
Earnings Release
and Supplemental Information

[Photograph of SC1 Data Center Facility]

SC1 Data Center        Santa Clara, California

DuPont Fabros Technology, Inc.	(202) 728-0044	Investor Relations Contact:
1212 New York Avenue, NW	www.dft.com	Mr. Christopher A. Warnke
Suite 900	NYSE: DFT	investorrelations@dft.com
Washington, D.C. 20005		(202) 478-2330

[DFT Logo]

Fourth Quarter 2011 Results

Table of Contents

Earnings Release	1-4

Consolidated Statements of Operations	5

Reconciliations of Net Income to Funds From Operations and Adjusted Funds From Operations	6

Consolidated Balance Sheets	7

Consolidated Statements of Cash Flows	8

Operating Properties	9

Lease Expirations	10

Development Projects	11

Debt Summary and Debt Maturity	12

Selected Unsecured Debt Metrics and Capital Structure	13

Common Share and Operating Partnership Unit Weighted Average Amounts Outstanding	14

2012 Guidance	15

Note: This press release supplement contains certain non-GAAP financial measures that management believes are helpful in understanding the company’s business, as further discussed within this press release supplement. These financial measures, which include Funds From Operations, Adjusted Funds From Operations, Funds From Operations per share and Adjusted Funds From Operations per share, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity. Information included in this supplemental package is unaudited.

[DFT Logo]

NEWS

DUPONT FABROS TECHNOLOGY, INC. REPORTS 2011 RESULTS

Revenues up 13% Quarter over Quarter and 19% Year Over Year

Provides Outlook for 2012 Performance

WASHINGTON, DC, — February 7, 2012 - DuPont Fabros Technology, Inc. (NYSE: DFT) today reported results for the quarter and year ended December 31, 2011. All per share results are reported on a fully diluted basis.

Highlights

•	As of today, the company’s stabilized operating portfolio is 99% leased. The company’s non-stabilized portfolio is 39% leased, including CH1 Phase II.

•	Fourth quarter 2011 activity:

•	Placed in service SC1 Phase I in Santa Clara, California, comprising 18.2 megawatts (“MW”) of critical load.

•	Signed three leases and pre-leases totaling 3.01 MW of critical load and 16,120 raised square feet.

•	Subsequent to the fourth quarter:

•	Placed in service CH1 Phase II in Elk Grove Village, Illinois, comprising 18.2 MW of critical load.

•	Issued 2.6 million of additional shares of 7.625% Series B perpetual preferred stock raising net proceeds of approximately $62.6 million.

•	Signed one lease totaling 2.28 MW and 11,000 raised square feet.

Hossein Fateh, President and Chief Executive Officer, said, “Over the past 15 months we have opened five new developments comprising 85.8 megawatts of critical load and leased about half of this space. Our primary focus in 2012 is to lease our remaining available space. The timing of corporate decision-making by potential tenants to execute leases is not always predictable, but we remain optimistic regarding the long–term demand for our strategically located wholesale facilities.”

Fourth Quarter 2011 Results

For the quarter ended December 31, 2011, the company reported earnings of $0.12 per share compared to $0.10 per share for the fourth quarter of 2010. Revenues increased 13%, or $8.4 million, to $74.4 million for the fourth quarter of 2011 over the fourth quarter of 2010. This increase is due to new leases commencing at ACC5 Phase II, CH1 Phase I, NJ1 Phase I, SC1 Phase I and ACC6 Phase I.

Funds from Operations (“FFO”) for the quarter ended December 31, 2011 was $0.37 per share compared to $0.33 per share for the quarter ended December 31, 2010. The increase of 12% or $0.04 per share is due to:

•	Higher operating income, excluding depreciation, of $0.06 per share due to new leases commencing, partially offset by

•	Higher fixed charges of $0.02 per share representing an increase in preferred dividends of $0.03 per share partially offset by lower overall interest expense of $0.01 per share.

Year Ended December 31, 2011 Results

For the year ended December 31, 2011, the company reported earnings of $0.71 per share compared to $0.51 per share for the prior year. Revenues increased 19%, or $44.9 million, to $287.4 million for the year ended December 31, 2011 over the prior year. This increase is due to new leases commencing in 2011.

FFO for the year ended December 31, 2011 was $1.61 per share compared to $1.33 per share for 2010. The increase of 21%, or $0.28 per share, is due to higher operating income, excluding depreciation, due to new leases commencing in 2011.

Portfolio Update

During the fourth quarter 2011, the company:

•	Signed three leases totaling 3.01 MW of critical load and 16,120 raised square feet with an average lease term of 6.7 years.

•	Two leases were at NJ1 Phase I for 1.71 MW of critical load and 8,120 raised square feet. Both of these leases commenced in the fourth quarter.

•	One pre-lease was at CH1 Phase II for 1.30 MW of critical load and 8,000 raised square feet. This lease commenced in the first quarter of 2012.

•	Commenced three leases totaling 3.98 MW of critical load and 19,120 raised square feet, which includes the above two NJ1 leases.

During the full year 2011, the company:

•	Completed development, commissioned and placed into service two new data centers consisting of 31.2 MW of critical load capacity – 13.0 MW in Ashburn, Virgina and 18.2 MW in Santa Clara, California.

•	Signed 14 leases totaling 24.92 MW of critical load and 133,716 raised square feet with an average lease term of 7.9 years and approximate contract value of $428 million.

•	Commenced 11 leases totaling 13.46 MW of critical load and 65,093 raised square feet.

Subsequent to the fourth quarter 2011, the company:

•

Completed development, commissioned and placed into service one new data center consisting of 18.2 MW of critical load capacity. CH1 Phase II was 79% pre-leased as of February 1, 2012, with 57% of pre-leases commencing on February 1, 2012.

•	Signed one lease at SC1 Phase I for 2.28 MW of critical load and 11,000 raised square feet. This lease commenced in the first quarter of 2012.

Capital Markets Update

In January 2012, the company sold 2.6 million additional shares of 7.625% Series B preferred stock at a price of $25 per share raising net proceeds of approximately $62.6 million. A portion of the net proceeds was used to pay off the outstanding balance under the line of credit. As of today, there are no borrowings under the $100 million line of credit facility.

First Quarter and Full Year 2012 Guidance

The company has established an FFO guidance range of $0.31 to $0.35 per share for the first quarter of 2012. The $0.04 per share difference between the company’s fourth quarter 2011 FFO of $0.37 per share and the midpoint of the first quarter guidance range is primarily due to:

•	A negative impact of $0.03 per share from lower capitalized interest expense.

•	A negative impact of $0.01 per share from higher preferred dividends.

The company has established an FFO guidance range of $1.31 to $1.51 per share for the full year 2012. The assumptions underlying this guidance can be found on page 15 of this press release. The $0.20 per share difference between the company’s full year 2011 FFO of $1.61 and the expected mid-point of the company’s guidance range for full year 2012 is primarily due to:

•	A net positive impact of $0.18 per share from higher operating income excluding depreciation. This includes

•	A positive impact of $0.32 per share primarily from new leases commencing,

•	A negative impact of $0.12 per share related to unreimbursed property operating expenses, real estate taxes and insurance, and

•	A negative impact of $0.02 per share from expensing the compensation of all development personnel who were capitalized in 2011.

•

A negative impact of $0.31 per share from lower capitalized interest expense as no new development starts are budgeted for 2012. The company’s capitalization policy is to stop interest capitalization when projects are placed in service.

•	A negative impact of $0.07 per share from higher preferred dividends.

Fourth Quarter 2011 Conference Call and Webcast Information

The company will host a conference call to discuss these results tomorrow, Wednesday, February 8, 2012 at 10:00 a.m. ET. To access the live call, please visit the Investor Relations section of the company’s website at www.dft.com or dial 1-866-524-3160 (domestic) or 1-412-317-6760 (international). A replay will be available for seven days by dialing 1-877-344-7529 (domestic) or 1-412-317-0088 (international) using passcode 10008549. The webcast will be archived on the company’s website for one year at www.dft.com on the Presentations & Webcasts page.

First Quarter 2012 Conference Call

DuPont Fabros Technology, Inc. expects to announce first quarter 2012 results on Wednesday, April 25, 2012 and to host a conference call to discuss those results at 10:00 a.m. ET on Thursday, April 26, 2012.

About DuPont Fabros Technology, Inc.

DuPont Fabros Technology, Inc. (NYSE: DFT) is a real estate investment trust (REIT) and leading owner, developer, operator and manager of wholesale data centers. The company’s data centers are highly specialized, secure, network-neutral facilities used primarily by national and international Internet and enterprise companies to house, power and cool the computer servers that support many of their most critical business processes. DuPont Fabros Technology, Inc. is headquartered in Washington, DC. For more information, please visit www.dft.com.

Forward-Looking Statements

Certain statements contained in this press release may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters described in these forward-looking statements include expectations regarding future events, results and trends and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the company’s control. The company faces many risks that could cause its actual performance to differ materially from the results contemplated by its forward-looking statements, including, without limitation, the risk that its assumptions underlying its 2012 FFO guidance are not realized, the risks related to the leasing of available space to third-party tenants, including the ability of the company to negotiate leases on terms that will enable it to achieve its expected returns, the risk that the company may be unable to obtain financing on favorable terms to facilitate, among other things, future development projects, the risks commonly associated with construction and development of new facilities (including delays and/or cost increases associated with the completion of new developments), risks relating to obtaining required permits and compliance with permitting, zoning, land-use and environmental requirements, the risk that the company will not declare and pay dividends as anticipated for 2012 and the risk that the company may not be able to maintain its qualification as a REIT for federal tax purposes. The periodic reports that the company files with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2010 and its quarterly reports on Form 10-Q for the quarters ending March 31, 2011, June 30, 2011 and September 30, 2011, contain detailed descriptions of these and many other risks to which the company is subject. These reports are available on our website at www.dft.com. Because of the risks described above and other unknown risks, the company’s actual results, performance or achievements may differ materially from the results, performance or achievements contemplated by its forward-looking statements. The information set forth in this news release represents management’s expectations and intentions only as of the date of this press release. The company assumes no responsibility to issue updates to the contents of this press release.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010
Revenues:
Base rent	$49,783	$43,106	$193,908	$154,936
Recoveries from tenants	24,194	20,135	91,246	78,447
Other revenues	425	2,770	2,287	9,158

Total revenues	74,402	66,011	287,441	242,541
Expenses:
Property operating costs	21,979	17,128	80,351	67,033
Real estate taxes and insurance	1,928	1,342	6,392	5,281
Depreciation and amortization	20,470	17,156	75,070	62,483
General and administrative	3,439	3,607	15,955	14,743
Other expenses	179	2,163	1,137	7,124

Total expenses	47,995	41,396	178,905	156,664

Operating income	26,407	24,615	108,536	85,877
Interest income	12	386	486	1,074
Interest:
Expense incurred	(9,990)	(8,706)	(27,096)	(36,746)
Amortization of deferred financing costs	(810)	(3,292)	(2,446)	(6,497)

Net income	15,619	13,003	79,480	43,708
Net income attributable to redeemable noncontrolling interests – operating partnership	(2,302)	(3,592)	(14,505)	(13,261)

Net income attributable to controlling interests	13,317	9,411	64,975	30,447
Preferred stock dividends	(5,573)	(3,157)	(20,874)	(3,157)

Net income attributable to common shares	$7,744	$6,254	$44,101	$27,290

Earnings per share – basic:
Net income attributable to common shares	$0.12	$0.10	$0.71	$0.51

Weighted average common shares outstanding	62,217,754	59,055,307	61,241,520	52,800,712

Earnings per share – diluted:
Net income attributable to common shares	$0.12	$0.10	$0.71	$0.51

Weighted average common shares outstanding	63,242,288	60,310,402	62,303,905	54,092,703

Dividends declared per common share	$0.12	$0.12	$0.48	$0.44

DUPONT FABROS TECHNOLOGY, INC.

RECONCILIATIONS OF NET INCOME TO FFO AND AFFO (1)

(unaudited and in thousands except share and per share data)

	Three months ended December 31,		Year ended December 31,
	2011	2010	2011	2010

Net income	$15,619	$13,003	$79,480	$43,708
Depreciation and amortization	20,470	17,156	75,070	62,483
Less: Non real estate depreciation and amortization	(262)	(190)	(862)	(642)

FFO	35,827	29,969	153,688	105,549
Preferred stock dividends	(5,573)	(3,157)	(20,874)	(3,157)

FFO attributable to common shares and OP units	$30,254	$26,812	$132,814	$102,392
Straight-line revenues	(4,577)	(9,514)	(34,095)	(35,403)
Amortization of lease contracts above and below market value	(974)	(535)	(2,874)	(2,505)
Loss on early extinguishment of debt	—	2,547	—	2,547
Compensation paid with Company common shares	1,517	1,005	5,950	3,803

AFFO	$26,220	$20,315	$101,795	$70,834

FFO attributable to common shares and OP units per share – diluted	$0.37	$0.33	$1.61	$1.33

AFFO per share – diluted	$0.32	$0.25	$1.23	$0.92

Weighted average common shares and OP units outstanding – diluted	82,497,118	82,392,751	82,449,427	77,085,859

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company’s liquidity, nor is it indicative of funds available to meet the Company’s cash needs, including its ability to pay dividends or make distributions.

The Company also presents FFO with supplemental adjustments to arrive at Adjusted FFO (“AFFO”). AFFO is FFO attributable to common shares and OP units excluding straight-line revenue, non-cash stock based compensation, gain or loss on derivative instruments, acquisition of service agreements, below market lease amortization net of above market lease amortization and early extinguishment of debt costs. AFFO does not represent cash generated from operating activities in accordance with GAAP and therefore should not be considered an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flow provided by operations as a measure of liquidity and is not necessarily indicative of funds available to fund the Company’s cash needs including the Company’s ability to pay dividends. In addition, AFFO may not be comparable to similarly titled measurements employed by other companies. The Company’s management uses AFFO in management reports to provide a measure of REIT operating performance that can be compared to other companies using AFFO.

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands except share data)

	December 31, 2011	December 31, 2010
ASSETS
Income producing property:
Land	$63,393	$50,531
Buildings and improvements	2,123,377	1,779,955

	2,186,770	1,830,486
Less: accumulated depreciation	(242,245)	(172,537)

Net income producing property	1,944,525	1,657,949
Construction in progress and land held for development	320,611	336,686

Net real estate	2,265,136	1,994,635
Cash and cash equivalents	14,402	226,950
Restricted cash	174	1,600
Rents and other receivables	1,388	3,227
Deferred rent	126,862	92,767
Lease contracts above market value, net	11,352	13,484
Deferred costs, net	40,349	45,543
Prepaid expenses and other assets	31,708	19,245

Total assets	$2,491,371	$2,397,451

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Line of credit	$20,000	$—
Mortgage notes payable	144,800	150,000
Unsecured notes payable	550,000	550,000
Accounts payable and accrued liabilities	22,955	21,409
Construction costs payable	20,300	67,262
Accrued interest payable	2,528	2,766
Dividend and distribution payable	14,543	12,970
Lease contracts below market value, net	18,313	23,319
Prepaid rents and other liabilities	29,058	22,644

Total liabilities	822,497	850,370
Redeemable noncontrolling interests – operating partnership	461,739	466,823
Commitments and contingencies	—	—
Stockholders’ equity:
Preferred stock, $.001 par value, 50,000,000 shares authorized:
Series A cumulative redeemable perpetual preferred stock, 7,400,000 issued and outstanding at December 31, 2011 and December 31, 2010	185,000	185,000
Series B cumulative redeemable perpetual preferred stock, 4,050,000 issued and outstanding at December 31, 2011 and no shares issued or outstanding at December 31, 2010	101,250	—
Common stock, $.001 par value, 250,000,000 shares authorized, 62,914,987 shares issued and outstanding at December 31, 2011 and 59,827,005 shares issued and outstanding at December 31, 2010	63	60
Additional paid in capital	927,902	946,379
Accumulated deficit	(7,080)	(51,181)

Total stockholders’ equity	1,207,135	1,080,258

Total liabilities and stockholders’ equity	$2,491,371	$2,397,451

DUPONT FABROS TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Year ended December 31,
	2011	2010
Cash flow from operating activities
Net income	$79,480	$43,708
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	75,070	62,483
Straight line rent	(34,095)	(35,403)
Amortization of deferred financing costs	2,446	3,950
Amortization of lease contracts above and below market value	(2,874)	(2,505)
Write-off of deferred financing costs	—	2,547
Compensation paid with Company common shares	5,950	3,803
Changes in operating assets and liabilities
Restricted cash	322	(274)
Rents and other receivables	1,839	(852)
Deferred costs	(1,773)	(2,563)
Prepaid expenses and other assets	(3,854)	(7,811)
Accounts payable and accrued liabilities	(1,238)	5,083
Accrued interest payable	(238)	(744)
Prepaid rents and other liabilities	4,081	5,261

Net cash provided by operating activities	125,116	76,683

Cash flow from investing activities
Investments in real estate – development	(351,090)	(265,217)
Land acquisition costs	(9,507)	—
Marketable securities held to maturity
Purchase	—	(60,000)
Redemption	—	198,978
Interest capitalized for real estate under development	(27,024)	(25,177)
Improvements to real estate	(3,821)	(2,985)
Additions to non-real estate property	(304)	(630)

Net cash used in investing activities	(391,746)	(155,031)

Cash flow from financing activities
Issuance of preferred stock, net of offering costs	97,450	178,620
Issuance of common stock, net of offering costs	—	305,176
Proceeds from line of credit	20,000	—
Mortgage notes payable:
Repayments	(5,200)	(2,000)
Lump sum payoffs	—	(196,500)
Return of escrowed proceeds	1,104	8,896
Exercises of stock options	700	820
Payments of financing costs	(1,338)	(2,950)
Dividends and distributions:
Common shares	(29,338)	(17,796)
Preferred shares	(19,325)	—
Redeemable noncontrolling interests – operating partnership	(9,971)	(7,247)

Net cash provided by financing activities	54,082	267,019

Net (decrease) increase in cash and cash equivalents	(212,548)	188,671
Cash and cash equivalents, beginning	226,950	38,279

Cash and cash equivalents, ending	$14,402	$226,950

Supplemental information:
Cash paid for interest	$54,358	$62,667

Deferred financing costs capitalized for real estate under development	$1,387	$1,198

Construction costs payable capitalized for real estate under development	$20,300	$67,262

Redemption of OP units for common shares	$66,500	$68,000

Adjustments to redeemable noncontrolling interests	$56,535	$82,632

DUPONT FABROS TECHNOLOGY, INC.

Operating Properties

As of December 31, 2011

Property	Property Location	Year Built/ Renovated	Gross Building Area (2)	Raised Square Feet (3)	Critical Load MW (4)	% Leased (5)	% Commenced (5)
Stabilized (1)
ACC2	Ashburn, VA	2001/2005	87,000	53,000	10.4	100%	100%
ACC3	Ashburn, VA	2001/2006	147,000	80,000	13.9	100%	100%
ACC4	Ashburn, VA	2007	347,000	172,000	36.4	100%	100%
ACC5	Ashburn, VA	2009-2010	360,000	176,000	36.4	100%	100%
CH1 Phase I	Elk Grove Village, IL	2008	285,000	122,000	18.2	98%	98%
VA3	Reston, VA	2003	256,000	147,000	13.0	100%	100%
VA4	Bristow, VA	2005	230,000	90,000	9.6	100%	100%

Subtotal – stabilized			1,712,000	840,000	137.9	99%	99%

Completed not Stabilized
NJ1 Phase I	Piscataway, NJ	2010	180,000	88,000	18.2	34%	34%
ACC6 Phase I	Ashburn, VA	2011	131,000	66,000	13.0	8%	8%
SC1 Phase I (6)	Santa Clara, CA	2011	180,000	88,000	18.2	13%	13%

Subtotal – non-stabilized			491,000	242,000	49.4	19%	19%

Total Operating Properties			2,203,000	1,082,000	187.3	79%	79%

(1)	Stabilized operating properties are either 85% or more leased or have been in service for 24 months or greater.
(2)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(3)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(4)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of megawatt, or MW, or kilowatt, or kW (1 MW is equal to 1,000 kW).
(5)	Percentage leased is expressed as a percentage of critical load that is subject to an executed lease. Percentage commenced is expressed as a percentage of critical load where the lease has commenced under generally accepted accounting principles. Leases executed as of December 31, 2011 represent $192 million of base rent on a straight-line basis and $190 million on a cash basis over the next twelve months. This excludes contractual management fees and approximately $3 million net amortization increase in revenue of above and below market leases.
(6)	As of February 7, 2012, SC1 Phase I is 25% leased and commenced.

DUPONT FABROS TECHNOLOGY, INC.

Lease Expirations

As of December 31, 2011

The following table sets forth a summary schedule of lease expirations of the operating properties for each of the ten calendar years beginning with 2012. The information set forth in the table below assumes that tenants exercise no renewal options and takes into account tenants’ early termination options.

Year of Lease Expiration	Number of Leases Expiring (1)	Raised Square Feet Expiring (in thousands) (2)	% of Leased Raised Square Feet	Total kW of Expiring Leases (3)	% of Leased kW	% of Annualized Base Rent
2012(4)	2	72	8.2%	6,878	4.7%	4.0%
2013	2	30	3.4%	3,030	2.1%	1.0%
2014	6	35	4.0%	6,287	4.3%	4.4%
2015	6	84	9.5%	16,250	11.0%	10.1%
2016	5	71	8.0%	11,640	7.9%	7.8%
2017	9	86	9.8%	16,310	11.1%	11.2%
2018	6	89	10.1%	18,152	12.3%	12.8%
2019	9	116	13.2%	21,067	14.3%	13.6%
2020	8	82	9.3%	13,895	9.4%	10.3%
2021	7	130	14.7%	21,669	14.7%	16.3%
After 2021	7	87	9.8%	11,902	8.2%	8.5%

Total	67	882	100%	147,080	100%	100%

(1)	Represents 31 tenants with 67 lease expiration dates. Top three tenants represent 55% of annualized base rent as of December 31, 2011.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	One MW is equal to 1,000 kW.
(4)	One lease will expire on April 30, 2012, representing 67,000 raised square feet, 7.6% of leased raised square feet and 5,740 kW of critical load as of December 31, 2011. The second lease has an option to terminate on six months notice.

DUPONT FABROS TECHNOLOGY, INC.

Development Projects

As of December 31, 2011

($ in thousands)

Property	Property Location	Gross Building Area (1)	Raised Square Feet (2)	Critical Load MW (3)	Estimated Total Cost (4)	Construction in Progress & Land Held for Development (5)	% Pre-Leased
Current Development Projects
CH1 Phase II (6)	Elk Grove Village, IL	200,000	109,000	18.2	$190,000 - 192,000	$178,361	79%

Future Development Projects/Phases
NJ1 Phase II	Piscataway, NJ	180,000	88,000	18.2		39,217
SC1 Phase II	Santa Clara, CA	180,000	88,000	18.2		61,104
ACC6 Phase II	Ashburn, VA	131,000	66,000	13.0		26,085

		491,000	242,000	49.4		126,406

Land Held for Development
ACC7 Phase I /II	Ashburn, VA	360,000	176,000	36.4		10,052
ACC8	Ashburn, VA	100,000	50,000	10.4		3,705
SC2 Phase I/II	Santa Clara, CA	300,000	171,000	36.4		2,087

		760,000	397,000	83.2		15,844

Total		1,451,000	748,000	150.8		$320,611

(1)	Gross building area is the entire building area, including raised square footage (the portion of gross building area where the tenants’ computer servers are located), tenant common areas, areas controlled by the Company (such as the mechanical, telecommunications and utility rooms) and, in some facilities, individual office and storage space leased on an as available basis to the tenants.
(2)	Raised square footage is that portion of gross building area where the tenants locate their computer servers. The Company considers raised square footage to be the net rentable square footage in each of its facilities.
(3)	Critical load (also referred to as IT load or load used by tenants’ servers or related equipment) is the power available for exclusive use by tenants expressed in terms of MW or kW (1 MW is equal to 1,000 kW).
(4)	Current development projects include land, capitalization for construction and development, capitalized interest and capitalized operating carrying costs, as applicable, upon completion.
(5)	Amount capitalized as of December 31, 2011. Future Phase II development projects include only land, shell, underground work and capitalized interest through Phase I opening.
(6)	Placed in service on February 1, 2012 with 57% of leases commencing.

DUPONT FABROS TECHNOLOGY, INC.

Debt Summary as of December 31, 2011

($ in thousands)

	Amounts	% of Total	Rates (1)	Maturities (years)
Secured	$144,800	20%	3.3%	2.9
Unsecured	570,000	80%	8.3%	5.1

Total	$714,800	100%	7.3%	4.7

Fixed Rate Debt:
Unsecured Notes	$550,000	77%	8.5%	5.3

Fixed Rate Debt	550,000	77%	8.5%	5.3

Floating Rate Debt:
Unsecured Credit Facility (2)	20,000	3%	3.5%	1.3
ACC5 Term Loan	144,800	20%	3.3%	2.9

Floating Rate Debt	164,800	23%	3.3%	2.7

Total	$714,800	100%	7.3%	4.7

Note:	The Company capitalized interest and deferred financing cost amortization of $3.3 million and $28.4 million during the three and twelve months ended December 31, 2011, respectively.
(1)	Rates as of December 31, 2011.
(2)	Repaid in full on January 19, 2012.

Debt Maturity as of December 31, 2011

($ in thousands)

Year	Fixed Rate		Floating Rate		Total	% of Total	Rates (4)
2012	—		5,200	(2)	5,200	0.7%	3.3%
2013	—		25,200	(2)(3)	25,200	3.5%	3.5%
2014	—		134,400	(2)	134,400	18.8%	3.3%
2015	125,000	(1)	—		125,000	17.5%	8.5%
2016	125,000	(1)	—		125,000	17.5%	8.5%
2017	300,000	(1)	—		300,000	42.0%	8.5%

Total	$550,000		$164,800		$714,800	100%	7.3%

(1)	The Unsecured Notes have mandatory amortizations of $125.0 million due in 2015, $125.0 million due in 2016 and $300.0 million due in 2017.
(2)	The ACC5 Term Loan matures on December 2, 2014 with no extension option and requires quarterly principal payments of $1.3 million through maturity.
(3)	The Unsecured Credit Facility matures on May 6, 2013 with a one-year extension option. The $20 million outstanding as of December 31, 2011 was repaid in full on January 19, 2012.
(4)	Rates as of December 31, 2011.

DUPONT FABROS TECHNOLOGY, INC.

Selected Unsecured Debt Metrics

	12/31/11	12/31/10

Interest Coverage Ratio (not less than 2.0)	3.5	2.8

Total Debt to Gross Asset Value (not to exceed 60%)	26.3%	27.4%

Secured Debt to Total Assets (not to exceed 40%)	5.3%	5.9%

Total Unsecured Assets to Unsecured Debt (not less than 150%)	329.5%	308.8%

These selected metrics relate to DuPont Fabros Technology, LP’s outstanding unsecured debt. DuPont Fabros Technology, Inc. is the general partner of DuPont Fabros Technology, LP.

Capital Structure as of December 31, 2011

(in thousands except per share data)

Line of Credit				$20,000
Mortgage Notes Payable				144,800
Unsecured Notes				550,000

Total Debt				714,800	23.9%
Common Shares	77%	62,915
Operating Partnership (“OP”) Units	23%	19,064

Total Shares and Units	100%	81,979
Common Share Price at December 31, 2011		$24.22

Common Share and OP Unit Capitalization			$1,985,531
Preferred Stock ($25 per share liquidation preference)			286,250

Total Equity				2,271,781	76.1%

Total Market Capitalization				$2,986,581	100.0%

DUPONT FABROS TECHNOLOGY, INC.

Common Share and OP Unit

Weighted Average Amounts Outstanding

	Q4 2011	Q4 2010	YTD Q4 2011	YTD Q4 2010
Weighted Average Amounts Outstanding for EPS Purposes:

Common Shares – basic Shares issued from assumed conversion of:	62,217,754	59,055,307	61,241,520	52,800,712
- Restricted Shares	264,933	418,938	267,593	409,563
- Stock Options	759,601	836,157	794,792	882,428

Total Common Shares – diluted	63,242,288	60,310,402	62,303,905	54,092,703

Weighted Average Amounts Outstanding for FFO and AFFO Purposes:

Common Shares – basic	62,217,754	59,055,307	61,241,520	52,800,712
OP Units – basic	19,254,830	22,082,349	20,145,522	22,993,156

Total Common Shares and OP Units	81,472,584	81,137,656	81,387,042	75,793,868
Shares and OP Units issued from assumed conversion of:
- Restricted Shares	264,933	418,938	267,593	409,563
- Stock Options	759,601	836,157	794,792	882,428

Total Common Shares and Units – diluted	82,497,118	82,392,751	82,449,427	77,085,859

Period Ending Amounts Outstanding:

Common Shares	62,914,987
OP Units	19,064,381

Total Common Shares and Units	81,979,368

DUPONT FABROS TECHNOLOGY, INC.

2012 Guidance

The earnings guidance/projections provided below are based on current expectations and are forward-looking.

	Expected Q1 2012 per share	Expected 2012 per share
Net income per common share and unit – diluted	$0.05 to $0.09	$0.25 to $0.43
Depreciation and amortization, net	0.26	1.06 to 1.08

FFO per share – diluted (1)	$0.31 to $0.35	$1.31 to $1.51

2012 Debt Assumptions

Weighted average debt outstanding	$692.5 million
Weighted average interest rate	7.58%

Total interest costs	$52.5 million
Amortization of deferred financing costs	3.7 million
Interest expense capitalized	(1.2) million
Deferred financing costs amortization capitalized	(0.2) million

Total interest expense after capitalization	$54.8 million

2012 Other Guidance Assumptions

Total revenues	$315 to $340 million
Base rent (included in total revenues)	$215 to $230 million
Straight-line revenues (included in base rent)	$15 to $25 million
General and administrative expense	$19 million
Investments in real estate – development (2)	$35 million
Improvements to real estate excluding development	$4 million
Preferred stock dividends	$27 million
Current common stock dividend distribution payout	$0.48 per share
Weighted average common shares and OP units – diluted	83 million

(1)	Funds from operations, or FFO, is used by industry analysts and investors as a supplemental operating performance measure for REITs. The Company calculates FFO in accordance with the definition that was adopted by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. FFO, as defined by NAREIT, represents net income determined in accordance with GAAP, excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

The Company uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared period over period, captures trends in occupancy rates, rental rates and operating expenses. The Company also believes that, as a widely recognized measure of the performance of equity REITs, FFO may be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, because FFO excludes real estate related depreciation and amortization and captures neither the changes in the value of the Company’s properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of the Company’s properties, all of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to the Company’s FFO. Therefore, the Company believes that in order to facilitate a clear understanding of its historical operating results, FFO should be examined in conjunction with net income as presented in the consolidated statements of operations. FFO should not be considered as an alternative to net income or to cash flow from operating activities (each as computed in accordance with GAAP) or as an indicator of the Company’s liquidity, nor is it indicative of funds available to meet the Company’s cash needs, including its ability to pay dividends or make distributions.

(2)	Consists primarily of costs to complete CH1 Phase II; assumes no new developments are commenced in 2012.